Exhibit 99.3

Gracell Biotechnologies Inc.

Building 12, Block B, Phase II

Biobay Industrial Park

218 Sangtian St.

Suzhou Industrial Park, 215123

People’s Republic of China

+86-512-6262-6701

January 6, 2021

VIA EDGAR

Division of Corporation Finance

Office of the Chief Accountant

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Gracell Biotechnologies Inc.

Registration Statement on Form F-1

(CIK No. 0001826492; File Number: 333-251494)

Request for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

Gracell Biotechnologies Inc. is an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”). In connection with the proposed initial public offering of the Company’s ordinary shares to be represented by American depositary shares (the “Offering”), the Company hereby respectfully requests that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”), the registration statement on Form F-1 (the “Registration Statement”) must contain audited financial statements as of a date not older than 12 months from the date of the filing. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of the Company’s initial public filing on December 18, 2020, the Company’s Registration Statement contained audited financial statements for the year ended December 31, 2019 prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), and therefore satisfied Item 8.A.4 of Form 20-F. However, the Company was unable to complete the proposed offering in 2020 and the latest amendment to the Registration Statement contains the unaudited interim financials for the nine months ended September 30, 2019 and 2020. The Company’s audited financial statements for the year ended December 31, 2020 will not be available until late March 2021.

In light of the above, the Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.” See also the Commission’s November 1, 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Commission notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

The Company hereby represents to the Commission that:

1.	The Company is not required by any jurisdiction outside the United States to comply with a requirement to issue financial statements 12 months after the Company’s year end.

2.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

3.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2020 will be available until late March 2021.

4.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering.

Please do not hesitate to contact the undersigned at kevin.xie@gracellbio.com or the Company’s counsel Will Cai of Cooley LLP at waci@cooley.com if you have any questions regarding the foregoing.

*    *    *

Very truly yours,

GRACELL BIOTECHNOLOGIES INC.

By:	/s/ Yili Kevin Xie
Name:	Yili Kevin Xie
Title:	Chief Financial Officer

cc:	Will H. Cai, Esq., Partner, Cooley LLP

Alex Zhuang, Partner, PricewaterhouseCoopers Zhong Tian LLP

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